UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of report (Date of earliest event reported):   November 20, 2008

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, 2 North Cascade Avenue, Colorado Springs, CO   80903
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (719) 442-2600

No Change
(Former Name or Former Address, if Changed Since Last Report)

               Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                On November 20, 2008, Westmoreland Resources, Inc. (“WRI”), a wholly-owned subsidiary of Westmoreland Coal Company (“Westmoreland”), entered into a second amendment (the “Amendment”) to the Business Loan Agreement dated October 29, 2007, as amended (the “Loan Agreement”), and a Change in Terms Agreement, with First Interstate Bank, Billings, Montana (“FIB”). Westmoreland Coal Company is guarantor of WRI’s obligations under the Loan Agreement and has pledged 100% of WRI’s common stock to FIB as collateral to secure such guaranty. The Loan Agreement provided WRI, as borrower, a $8,500,000 term loan and a $20,000,000 revolving line of credit. The revolving line of credit originally matured on October 28, 2008. On October 28, 2008, WRI entered into a 30-day extension of the revolving line of credit, and borrowings during this extension period were limited to $10,000,000.

                Pursuant to the Amendment and the Changes in Terms Agreement, the revolving line of credit has been extended to November 19, 2009 and the amount of borrowings available under the revolving line of credit is restored to the original amount of $20,000,000. The interest rate will be the prime rate, subject to a floor of 6% per annum and a ceiling of 8% per annum.

                A copy of the Amendment and Change in Terms Agreement are attached hereto as Exhibit 10.1 and 10.2 and are incorporated by reference herein. The foregoing description of the Amendment and Change in Terms Agreement do not purport to be complete and are qualified in their entirety by Exhibit 10.1 and Exhibit 10.2.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit 10.1	Amendment No. 2 to Business Loan Agreement dated November 20, 2008 between Westmoreland Resources, Inc., Westmoreland Coal Company and First Interstate Bank.

Exhibit 10.2	Change in Terms Agreement dated November 20, 2008 between Westmoreland Resources, Inc. and First Interstate Bank.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2008

WESTMORELAND COAL COMPANY

By:	/s/ Morris W. Kegley

Name: Morris W. Kegley Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Amendment No. 2 to Business Loan Agreement dated November 20, 2008 between Westmoreland Resources, Inc., Westmoreland Coal Company and First Interstate Bank.

10.2	Change in Terms Agreement dated November 20, 2008 between Westmoreland Resources, Inc. and First Interstate Bank.